                                                                      EXHIBIT 21

                          SUBSIDIARIES OF INACOM CORP.

                                                                                                       STATE OF
NAME                                                                                                 INCORPORATION
---------------------------------------------------------------------------------------------------  -------------
Inacom Communications, Inc.........................................................................       Nebraska
Inacom Business Centers, Inc.......................................................................        Georgia
Inacomp Financial Services, Inc....................................................................       Michigan
Inacom Services, Inc...............................................................................       Nebraska
Inacom International, Inc..........................................................................       Delaware
Inacom Finance Corp................................................................................       Delaware

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